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                                                              Exhibit 10(a)(1)


                                SECOND AMENDMENT
                              UTILICORP UNITED INC.
                            CAPITAL ACCUMULATION PLAN

      THIS AMENDMENT is made by Aquila, Inc. (the "Company").

      WHEREAS, the Company adopted the UtiliCorp United Capital Accumulation Plan (the "Plan"), effective as of January 1, 1995, to provide specified benefits to a select group of management and highly compensated employees; and

      WHEREAS, the Plan was amended and restated in its entirety effective as of January 1, 2001 (the "Restated Plan") and was thereafter amended by the First Amendment effective January 1, 2001;

      WHEREAS, the Company desires to further amend the Restated Plan in the manner hereinafter set forth.

      NOW, THEREFORE, the Restated Plan is amended to read as follows:

      A.    Section 1.9 is amended to read in its entirety as follows:

      1.9 "COMPANY" shall mean Aquila, Inc., a Delaware corporation, and any successor to all or substantially all of the Company's assets or liabilities.

      B.    Section 1.26 is amended to read in its entirety as follows:

      1.26 "PLAN" shall mean the Aquila, Inc. Capital Accumulation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

      C.    Section 1.30 is amended to read in its entirety as follows:

      1.30 "RETIREMENT", "RETIRE(S)", or "RETIRED" shall mean (i) with respect to any Participant who is an Employee, severance from employment with all Employers for any reason other than a leave of absence, death, Disability or involuntary termination of employment on or after the attainment of age fifty-five (55); and (ii) with respect to any Participant who is a Director, the date on which such Participant ceases to be a director of the Board for any reason other than death.

      D.    Section 4.3 is amended to read in its entirety as follows:

      4.3 WITHDRAWAL ELECTION. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time to withdraw either (i) the balance of his or her Account, calculated as if there had occurred a Termination of Employment as of the day of the election, or (ii) the balance of his or her Deferral Contribution Account, calculated as if there had occurred a Termination of Employment as of the day of the election, in either case less a withdrawal penalty

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equal to 10% of such amount (the net amount shall be referred to as the
"Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount as soon as reasonably practicable following his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan for eighteen (18) months in the future. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation.

      E. This Amendment is effective as of June 1, 2002. Except as set forth herein, all other provisions of the Plan shall remain in effect.

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                                 SIGNATURE PAGE

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 19th day of June, 2002.

                                    AQUILA, INC.

                                    By: /s/ Leslie J. Parrette, Jr.
                                       ---------------------------------

                                    Title: Secretary
                                          ------------------------------


ATTEST:

By: /s/ Fortunato Lucido
   --------------------------------
   Assistant Secretary
   --------------------------------